CONSENT OF REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 (No. 333-118487 and No. 333-22419) and Form S-8 (No. 333-27429 and No. 33-88430) of Associated Estates Realty Corporation of our report dated February 25, 2005 relating to the financial statements and financial statement schedules, and management's assessment of the effectiveness of internal control over financial reporting, which appear in this form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

February 25, 2005